Exhibit 10.2

NEWPORT CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is entered into as of                     , 20     (the “Grant Date”), by and between Newport Corporation, a Nevada corporation (the “Company”), and [GRANTEE NAME] (the “Grantee”), pursuant to the Company’s 2006 Performance-Based Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

RECITALS

A. Grantee is an employee, director, consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to award Restricted Stock Units to Grantee to provide an incentive for Grantee to remain a Service Provider of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Award and Acceptance of Restricted Stock Units.

(a) Award and Acceptance. The Company hereby awards to Grantee an aggregate of [NO. OF UNITS] Restricted Stock Units (the “Award”) on and subject to the terms and conditions set forth in this Agreement and in the Plan. Grantee accepts the Restricted Stock Units and acknowledges that he or she has read and understands and agrees to be bound by the terms and conditions of this Agreement and the Plan.

(b) Restricted Stock Units. One (1) Restricted Stock Unit represents the conditional right to receive one (1) share of the Company’s Common Stock and shall be used solely as a device for the determination of any issuance of shares of Common Stock to be made to the Grantee if and when Restricted Stock Units vest pursuant to the conditions set forth in this Agreement and the Plan. The Restricted Stock Units create no fiduciary duty of the Company to the Grantee, and this Agreement creates only a contractual obligation on the part of the Company to deliver shares of the Company’s Common Stock, subject to vesting and the other terms and conditions hereof, as provided in Section 5 below. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Company with respect to the Award and, if amounts become payable to the Grantee pursuant to this Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Company.

2. Vesting of Units.

(a) Vesting Schedule. Subject to the provisions of Sections 3 and 4 below, the Restricted Stock Units evidenced by this Agreement shall vest in one or more installments in accordance with the provisions set forth in Exhibit A of this Agreement, attached hereto and incorporated herein by reference, and the other terms and conditions set forth herein. In the event that vesting of all or a portion of the Restricted Stock Units is conditioned upon the achievement of specified performance goals established by the Committee (as defined in the Plan) with respect to one or more Performance Criteria (as defined in the Plan) (“Performance-Based Vesting”), the fiscal year(s) or other fiscal period(s) or specific event(s) to which such performance goals relate are set forth in Exhibit A (each, a “Performance Period”). In the event that all or a portion of the award shall vest over time, the specific vesting date(s) are set forth in Exhibit A (each a “Vesting Date”).

(b) Performance Vesting Determination Date. In the case of Performance-Based Vesting, the Committee shall determine, in its sole discretion, and certify in writing whether and the extent to which the performance goals for a Performance Period were achieved before the Restricted Stock Units are settled and the shares are delivered to the Grantee. Except as otherwise set forth in Exhibit A, such determination and written certification will be made as soon as practicable following completion of the external audit of the Company’s financial statements for the applicable Performance Period (the “Performance Vesting Determination Date”).

3. Continuous Service.

(a) Definition of Continuous Service. For purposes of this Agreement, the term “Continuous Service” means: (1) employment of the Grantee by either the Company or any Affiliated Company (as defined in the Plan), or by any successor entity following a Change in Control (as defined in the Plan), which is uninterrupted other than by vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or leaves of absence which are approved in writing by the Company or any Affiliated Company, if applicable; (2) service as a member of the Board of Directors of the Company until Grantee resigns, is removed from office, or Grantee’s term of office expires and he or she is not reelected; or (3) so long as Grantee is engaged as a Service Provider (as defined in the Plan) to the Company or an Affiliated Company. Changes in Grantee’s status among the alternatives set forth in the foregoing clauses (1), (2) and/or (3) shall not be deemed to terminate Grantee’s Continuous Service.

(b) Termination During Performance Period or Prior to Vesting Date. In the event of any termination of Grantee’s Continuous Service, notwithstanding Section 2(a) above, but subject to Section 3(c) below, vesting of the Restricted Stock Units shall cease immediately upon a termination of Grantee’s Continuous Service. Service for only a portion of a Performance Period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Continuous Service. Any Restricted Stock Units subject to this Agreement, to the extent not vested as of the date of termination of Grantee’s Continuous Service, shall be automatically forfeited by Grantee as of such date (regardless of the reason for such termination, including, without limitation, a termination due to death or permanent disability), and the Grantee shall have no further rights with respect to such Restricted Stock Units.

(c) Termination Prior to Performance Vesting Determination Date. Notwithstanding Section 2(a) above, in the case of Performance-Based Vesting, if Grantee’s Continuous Service is terminated after the end of a Performance Period and before the Performance Vesting Determination Date, for any reason other than due to (1) a Qualifying Retirement (as defined hereinbelow); (2) permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended); (3) death; or (4) termination by the Company without cause as part of a layoff or reduction in force, then any Restricted Stock Units that were eligible for vesting relating to such Performance Period shall terminate as of the date of termination of Grantee’s Continuous Service, and the Grantee shall have no further rights with respect to such Restricted Stock Units, regardless of whether the Committee determines on the Performance Vesting Determination Date that the performance goals for such Performance Period have been achieved. If Grantee’s Continuous Service is terminated after the end of a Performance Period and before the Performance Vesting Determination Date due to a Qualifying Retirement, permanent disability, death, or termination by the Company without cause as part of a layoff or reduction in force, then Grantee (or Grantee’s legal representatives, beneficiaries or heirs) shall be entitled to receive the shares, if any, that the Committee determines have vested with respect to such Performance Period. For purposes of this Agreement, a “Qualifying Retirement” shall mean Grantee’s retirement from the Company if at the time of Grantee’s retirement (i) Grantee has had ten (10) or more years of Continuous Service, and (ii) Grantee is age 59 1/2 or older.

4. Change in Control. Notwithstanding Section 2(a) above, in the event there occurs a Change in Control (as defined in the Plan) of the Company, then, except as provided herein, the portion of the Award that is outstanding and unvested immediately prior to such occurrence shall accelerate and become fully vested (in the case of Performance-Based Vesting, 100% achievement of the applicable performance goals shall be deemed to have occurred) upon (or, as may be necessary to effect such acceleration, immediately prior to) the consummation of the Change in Control. If, however, this Agreement is assigned by the Company and assumed by the acquiring or successor entity (or parent thereof) in connection with such Change in Control transaction, then vesting of the Award shall not accelerate and the provisions regarding vesting set forth in Exhibit A to this Agreement shall continue to apply in accordance with their terms (subject to any adjustments made pursuant to Section 7 below).

5. Timing and Manner of Settlement of Restricted Stock Units. In the event that Restricted Stock Units subject to this Agreement vest in accordance with the conditions set forth in this Agreement, the shares of the

Company’s Common Stock which Grantee is entitled to receive upon such vesting shall be issued in book-entry form, registered in Grantee’s name or in the name of Grantee’s legal representatives, beneficiaries or heirs, as the case may be, promptly or as soon as practicable after the Vesting Date of such Restricted Stock Units (or the Performance Vesting Determination Date, in the case of Performance-Based Vesting), in settlement of such vested whole Restricted Stock Units, unless such payment is deferred in accordance with the terms and conditions of the Company’s nonqualified compensation deferral plans and in compliance with Section 409A of the Code. Such delivery of shares shall be subject to the tax withholding provisions of Section 6 and subject to adjustment as provided in Section 7, and shall be nonassessable and in complete satisfaction of such vested Restricted Stock Units. The Grantee shall deliver to the Company any representations or other documents or assurances required pursuant to Section 11.

6. Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any Affiliated Company may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Restricted Stock Units. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Restricted Stock Units at the Fair Market Value (as defined in the Plan) of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Restricted Stock Units. The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Restricted Stock Units other than upon the vesting of such Restricted Stock Units, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock Units as provided above in this Section 6, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

7. Adjustments Upon Specified Events.

(a) Adjustment in Number and Kind. In the event that the outstanding shares of the Company’s Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then the Company shall make appropriate adjustments to the number of Restricted Stock Units subject to this Agreement and to the number and kind of securities that may be issued in respect of such Restricted Stock Units, in order to preserve, as nearly as practical, but not to increase, the benefits to the Grantee.

(b) Adjustment to Performance Measures. To the extent that the Restricted Stock Units are subject to Performance-Based Vesting, the Company shall adjust the performance measures, performance goals, relative weights of the measures, and other provisions of this Agreement to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any stock split, reverse stock split, stock dividend, material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

8. No Stockholder Rights. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units or any shares of Common Stock issuable in respect of such Restricted Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the shares of Common Stock, except as provided in Section 7 hereof.

9. Restrictions on Transfer. Until shares of the Company’s common stock have been issued free of restrictions in settlement of vested Restricted Stock Units, neither the Restricted Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered by the Grantee, either voluntarily or involuntarily, except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights or except as authorized by the Administrator of the Plan in its sole discretion. The transfer restrictions set forth in this Section 9 shall not apply to transfers to the Company. Notwithstanding the foregoing, upon the issuance of shares of the Company’s Common Stock in settlement of vested Restricted Stock Units, the restrictions set forth in this Section 9 shall continue to apply to such issued shares until such time as the Grantee has satisfied all holding period requirements applicable to the Grantee based on his or her position with the Company under any Company policy.

10. Adverse Activity. The Administrator of the Plan may cancel, rescind, suspend, withhold or otherwise limit or restrict all or any portion of this Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Grantee engages in any “Adverse Activity.” For purposes of this Section 10, “Adverse Activity” shall include: (a) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (b) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Grantee either during or after employment or other engagement with the Company; (c) the failure or refusal to disclose promptly and to assign to the Company in accordance with the Company’s policies and any agreement in effect between the Company and the Grantee pertaining to confidentiality and/or ownership of intellectual property all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (d) activity that results in termination of the Grantee’s employment for cause; (e) a material violation of any rules, policies, procedures or guidelines of the Company; or (f) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

11. Compliance with Laws. The Award and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Grantee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the Nasdaq National Market or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.

12. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the shares of the Company’s Common Stock to Grantee pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained. The Company shall not be required to: (a) transfer on its books any Restricted Stock Units or any shares issued in respect thereof which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such issued shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such issued shares shall have been so transferred.

13. Legends. In the event, and only in the event, that, at the time any Restricted Stock Units are to be settled in shares of Common Stock pursuant to this Agreement, the Company does not have an effective Form S-8 Registration Statement on file with the Securities and Exchange Commission with respect to the offer and sale of shares of Common Stock covered by this Agreement, the certificates, if any, representing the shares of Common Stock so paid will bear a legend in substantially the following form:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.”

14. Tax Consequences. The Restricted Stock Units evidenced by this Agreement, and the issuance of shares of Common Stock to the Grantee in settlement of vested Restricted Stock Units, are intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and are not intended to provide and do not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. Therefore, the Company intends to report as includible in the Grantee’s gross income for any taxable year an amount equal to the Fair Market Value of the shares of Common Stock covered by the Restricted Stock Units that vest (if any) during such taxable year, determined as of the date such Restricted Stock Units are settled and the shares are delivered to the Grantee. In furtherance of this intended tax treatment, all vested Restricted Stock Units shall be automatically settled and delivery of the issued shares to the Grantee shall be made as provided in Section 5 hereof, but in no event later than March 15th of the year following the calendar year in which such Restricted Stock Units vest. The Grantee shall have no power to affect the timing of such settlement. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.

15. No Agreement to Employ. Nothing contained in this Agreement constitutes an employment commitment by the Company or any Affiliated Company, confers upon the Grantee any right to remain employed by the Company or any Affiliated Company, or interferes in any way with the right of the Company or any Affiliated Company at any time to terminate such employment. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Company or any Affiliated Company.

16. Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

17. Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

18. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of California except for matters related to corporate law, in which case the provisions of the Nevada corporation law shall govern.

19. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

20. Severability. If any provision of this Agreement or the application thereof is held to be invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications, and to this end the provisions of this Agreement are declared to be severable.

21. Entire Agreement. This Agreement, including Exhibit A hereto, embodies the entire agreement of the parties hereto respecting the matters within the scope of this Agreement and supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. This Agreement is an integrated Agreement as to the subject matter hereof.

22. Interpretation. This Agreement is entered into pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Grantee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

23. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. Notwithstanding the foregoing, amendments made pursuant to Section 14 hereof may be effectuated solely by the Company.

24. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Grantee and his heirs, executors, administrators, successors and permitted assigns.

25. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: General Counsel, and if to the Grantee, at his or her most recent address as shown in the employment or stock records of the Company.

27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Copies of such signed counterparts may be used in lieu of the originals for any purpose.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:	GRANTEE:

NEWPORT CORPORATION

By:
[GRANTEE NAME]
Name:

Title:

EXHIBIT A

VESTING SCHEDULE

Grant Date:
Grantee Name:
Aggregate Number of Restricted Stock Units:

Vesting Schedule:

The Restricted Stock Units evidenced by this Agreement shall vest in accordance with the following vesting schedule and the terms and conditions of this Agreement:

[For Performance-Based Vesting, if applicable]

Performance Measure	Target Amount	Minimum Amount	No. of Restricted Stock Units Subject to Measure

[Measure]:
- Fiscal year [ ]
- Fiscal year [ ]
- Fiscal year [ ]
[Measure]:
- Fiscal year [ ]
- Fiscal year [ ]
- Fiscal year [ ]

Vesting Conditions:

(1)	100% of the Restricted Stock Units that are subject to the performance measure will vest upon the Company’s achievement of such performance measure in an amount equal to or greater than the Target. [ ]% of the Restricted Stock Units subject to the performance measure will vest upon the Company’s achievement of such performance measure in an amount equal to the Minimum. Vesting will be prorated between 70% and 100% on a straight line basis for achievement of the applicable performance measure in an amount greater than the Minimum but less than the Target.

(2)	If less than 100% of the Restricted Stock Units that are subject to a performance measure vest for a particular Performance Period, then [__]% of the Restricted Stock Units that did not vest for such year will remain outstanding and will be eligible for vesting in the next Performance Period if the Company achieves such performance measure in an amount equal to or greater than the Target for the next Performance Period. Such carryover of unvested Restricted Stock Units will occur only once from the initial Performance Period to the next succeeding Performance Period.

[For time-based vesting, if applicable]

No. of Restricted Stock Units	Vesting Date